FIRST AMENDMENT TO PROMISSORY NOTE

dated as of January 18, 2006

Reference is made to that certain promissory note dated January 28, 2005 (the “Note”) between CenterStaging Musical Productions, Inc., a California corporation, (the “Borrower”) and Charles Lico, a natural person, (the “Lender”). All terms defined in the Note shall have the same meaning in this First Amendment, except as otherwise provided herein.

NOW, THEREFORE, Borrower and Lender hereby agree to amend the Note as follows:

1.     The Maturity Date of the Loan is hereby revised ab initio to February 28, 2006. Furthermore, the Lender agrees that the Borrower is not, and shall not be deemed to be, in default with respect to the original Maturity Date of the Loan set forth in the Note and the Lender hereby waives any right to accelerate (i.e., demand immediate payment of) the Loan or any remedies in respect thereof.

2.     Except as expressly modified herein, the Note is hereby ratified and shall remain in full force and effect.

If Lender agrees with the foregoing, please execute this First Amendment in the space below.

/s/ Howard Livingston
Howard Livingston CFO CenterStaging Musical Productions, Inc.

/s/ Charles Lico
Charles Lico, an individual